                                                                     Exhibit 2.2

                                   AGREEMENT
                                   ---------


     This Agreement (the "Agreement") is made this 26th day of May, 1999, by and among Opinion Research Corporation, a Delaware corporation (the "Buyer") and those entities and individuals who are signatories hereto (the "Stockholders").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Buyer and the Stockholders have entered into that certain Stock Purchase Agreement dated April 30, 1999 (the "Stock Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement); and

     WHEREAS, the Buyer and the Stockholders wish to clarify and supplement the Stock Purchase Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, intending to be legally bound, the parties hereto hereby agree as follows:


     1. For the convenience of the parties to the Stock Purchase Agreement the Closing Date shall be deemed to be the close of business on April 30, 1999. The parties to the Stock Purchase Agreement agree that the selection of April 30, 1999 as the Closing Date will (a) avoid a separate, mid-month financial closing for Macro International Inc.; (b) avoid the preparation of a short period income tax return for Macro International Inc.; and (c) provide consistency with the contingent payment provisions and periods set forth in subparagraph 2(a)(iii) of the Stock Purchase Agreement.

     2. All profits earned or realized by Macro International Inc. and its subsidiaries after the close of business on April 30, 1999 shall inure to the benefit of the Buyer.

     3. The Buyer hereby agrees to pay to the Stockholders interest on that portion of the Purchase Price payable in accordance with the terms and provisions of section 2(a)(i) and (ii) ($22,300,000) at a rate of six percent (6%) per annum, calculated on the basis of a 360-day year.

     4. Each of the representations and warranties of the Stockholders, Quirk and Errecart contained in the Stock Purchase Agreement has been, and at all times after the date of the Stock Purchase Agreement, to an including the Closing Date, shall be, true and correct; provided, however, that in the event of a Knowing Misrepresentation by the Stockholders, Quirk or Errecart, the Closing Date shall be deemed to be May 26, 1999.

     5. Paragraph 16(b)(vii) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

          "(vii) any debt, liability or obligations arising from the failure to obtain the consent of the landlord (The Rector, Church - Wardens and Vestrymen of Trinity Church of the City of New York) under the Lease governing the lease by the Corporation of the premises known as 100 Avenue of the Americas, 2nd Floor, New York, New York, to the transactions contemplated hereby."

     6. Paragraph 16(e) of the Stock Purchase Agreement is hereby amended by deleting subparagraph (iv) therefrom.

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     9. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitation of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.


                                        OPINION RESEARCH CORPORATION


Attest: /s/ Douglas L. Cox              By: /s/ John F. Short
        -----------------------            -------------------------------------
                                           Title: President

Witness: /s/ Michael T. Errecart           /s/ Frank J. Quirk
         -----------------------        ----------------------------------------
                                        Frank J. Quirk, Individually, as
                                        Representative and pursuant to a Special
                                        Durable Power of Attorney executed by
                                        each Stockholder

                      Signatures continued on next page.

                   Signatures continued from previous page.



Witness: /s/ Frank J. Quirk                /s/ Michael T. Errecart
        ------------------------        ----------------------------------------
                                        Michael T. Errecart, Individually, as
                                        Representative and pursuant to a Special
                                        Durable Power of Attorney executed by
                                        each Stockholder

                                        Macro International Inc. Employee
                                        Stock Ownership Trust

Witness: /s/ Michael T. Errecart           /s/ Frank J. Quirk
        ------------------------        ----------------------------------------
                                        Frank J. Quirk, Trustee